UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2021

ODENZA CORP.

(Exact name of Registrant as specified in its charter)

Nevada	000-54301	None
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22/F, WANCHAI CENTRAL BUILDING

89 LOCKHART ROAD,

WAN CHAI,

HONG KONG

(Address of principal executive offices)

(852) 9027-2707

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.001 par value	ODZA	N/A

ITEM 1.01. Material Definitive Agreement

On June 17, 2021 ODENZA Corp. (hereinafter “ODZA”) entered into a binding letter of intent (the “LOI”) for the purpose of doing a Share Exchange Agreement (“the Agreement”) to acquire Adventure Air Race Company Limited (“AARC”), a Nevada corporation. The acquisition is subject to (i) the consent of a majority ODZA’s shareholders and to the consent of each of AARC’s shareholders, and (ii) the completion of a two-year audit of AARC.

The Share Exchange Agreement will result in a change of control. The Share Exchange Agreement contains, among other things, representations and warranties of the aforementioned Parties and covenants of the companies and the shareholders of AARC. Among other terms, ODZA will own all of the equity of AARC, equaling 130,329,341 shares of AARC’s stock, and representing all of its issued and outstanding shares. The AARC shareholders (the “Shareholders”) will own 84,000,000 newly issued shares of common stock of ODZA (the Common Stock”) representing approximately 95.82% of ODZA’s outstanding shares of Common Stock. As the result, AARC will hold no common shares of ODZA, as the wholly owned subsidiary of ODZA.

ITEM 9.01. Exhibits

Exhibits

Exhibit No.	Description
10.1	Letter of Intent, dated June 17, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODENZA CORP

Date: June 21, 2021	By:	/s/ LEUNG CHI PING
LEUNG CHI PING
Chief Executive Officer, President and Chairman